Exhibit 3.2

Execution Version

LIMITED LIABILITY COMPANY AGREEMENT

OF

KING LLC MERGER SUB, LLC

This Limited Liability Company Agreement (this “Agreement”) of King LLC Merger Sub, LLC (the “Company”) is entered into this 5th day of March, 2021 by King Pubco, Inc., a Delaware corporation (the “Member”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”).

WHEREAS, the Company was formed as a limited liability company pursuant to the Act by filing a Certificate of Formation with the Secretary of State of the State of Delaware on March 5, 2021.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member agrees as follows.

1.     Name. The name of the limited liability company governed hereby is King LLC Merger Sub, LLC.

2.     Certificates. The Member or any Officer (as hereinafter defined) shall be designated as an authorized person within the meaning of the Act. The Member or an Officer shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) (a) to be filed in the office of the Secretary of State of the State of Delaware, or (b) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The Certificate of Formation of the Company filed on or prior to the date hereof with the Secretary of State of the State of Delaware has been executed, delivered and filed by an “authorized person” of the Company within the meaning of the Act.

3.     Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

4.     Powers. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Member pursuant to this Agreement, including, without limitation, Section 13.

5.     Principal Business Office. The principal place of business and office of the Company shall be located, and the Company’s business shall be conducted from 875 THIRD AVENUE, 11TH FLOOR, NEW YORK, NY 10022 or such other place or places as may hereafter be determined by the Member.

6.     Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or such other registered office as may hereafter be determined by the Member.

7.     Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or such other registered agent as may hereafter be determined by the Member.

8.     Name and Mailing Address of the Member. The name and the mailing address of the Member are as follows:

Name	Address

King Pubco, Inc.	875 THIRD AVENUE, 11TH FLOOR, NEW YORK, NY 10022

9.     Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 20 of this Agreement.

10.     Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Member, any Officer, employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

11.     Capital Contributions. The Member has subscribed for 100% of the membership interests of the Company by making a capital contribution to the Company. The Member may make additional contributions or cash or property to the Company at such times and in such amounts as the Member shall determine.

12.     Distributions. Distributions shall be made to the Member at such times and in such amounts as may be determined in the sole discretion of the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

13.     Management. Subject to the limitations provided in this Agreement, the Member shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company.

Any action taken by the Member on behalf of the Company shall constitute the act of and serve to bind the Company. In dealing with the Member acting on behalf of the Company, no person or entity shall be required to inquire into the authority of the Member to bind the Company. Persons and entities dealing with the Company are entitled to rely conclusively on the power and authority of the Member as set forth in this Agreement.

14.     Officers.

(a)     The Member may, from time to time as he, she or it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, Treasurer and Authorized Person) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 14 may be revoked at any time by the Member.

(b)     Any such Officer shall act pursuant to such delegated authority until such officer is removed by the Member. Any action taken by an Officer designated by the Member shall constitute the act of and serve to bind the Company. In dealing with the Officers acting on behalf of the Company, no person or entity shall be required to inquire into the authority of the Officers to bind the Company. Persons and entities dealing with the Company are entitled to rely conclusively on the power and authority of any officer set forth in this Agreement and any instrument designating such officer and the authority delegated to him or her.

15.     Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16.     Exculpation and Indemnification. None of the Member or any Officer (each an “Indemnified Party”) shall be liable to the Company or any other person or entity bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s fraud, gross negligence or willful misconduct. To the fullest extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of fraud, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof.

17.     Expenses. The Company shall pay for all expenses incurred in connection with the operation of the Company’s business. The Member and the Officers, employees and agents of the Company shall be entitled to receive out of the Company funds reimbursement of all Company expenses expended by such persons.

18.     Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

19.     Assignments. The Member may transfer, assign, pledge or hypothecate, in whole or in part, its limited liability company interest, as determined in its sole discretion.

20.     Dissolution.

(a)     The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, and (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)     In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner) and the assets of the Company shall be applied in the manner, and in the priority, set forth in Section 18-804 of the Act.

21.     Fiscal Year. The fiscal year of the Company shall be the calendar year.

22.     Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

23.     Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

24.     Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

25.     Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. In the event this Agreement shall be amended pursuant to this Section 25, the Member shall amend the Certificate of Formation of the Company to reflect such change if it deems such amendment of the Certificate of Formation of the Company to be necessary or appropriate.

26.     Captions. The captions of the respective Articles and Sections of this Agreement are inserted for convenience of reference only and will not affect the meaning of the provisions of this Agreement.

27.     Tax Treatment. The Company is intended to be treated as a disregarded entity for U.S. federal income Tax purposes and will (i) file its income tax returns consistent with such treatment, and (ii) will not take any action inconsistent with such treatment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

KING PUBCO, INC.

Docusigned by:
By:
Name:	Nick Robinson
Title:	Authorized Signatory

By:
Name:	Mike Palmer
Title:	Authorized Signatory

[SIGNATURE PAGE TO KING LLC MERGER SUB, LLC AGREEMENT]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

KING PUBCO, INC.

By:
Name:	Nick Robinson
Title:	Authorized Signatory

Docusigned by:
By:
Name:	Mike Palmer
Title:	Authorized Signatory

[SIGNATURE PAGE TO KING LLC MERGER SUB, LLC AGREEMENT]

KING LLC MERGER SUB, LLC

Docusigned by:
By:
Name:	Nick Robinson
Title:	Chief Executive Officer

By:
Name:	Mike Palmer
Title:	Chief Financial Officer

[SIGNATURE PAGE TO KING LLC MERGER SUB, LLC AGREEMENT]

KING LLC MERGER SUB, LLC

By:
Name:	Nick Robinson
Title:	Chief Executive Officer

Docusigned by:
By:
Name:	Mike Palmer
Title:	Chief Financial Officer

[SIGNATURE PAGE TO KING LLC MERGER SUB, LLC AGREEMENT]